Exhibit 15.1

Consent of Independent Registered Public Accounting Firms

The Board of Directors of BHP Billiton Limited and BHP Billiton Plc:

We consent to the incorporation by reference in the registration statement (No. 333-206983) on Form F-3 of BHP Billiton Finance (USA) Limited and the registration statements (Nos. 333-100496, 333-141531 and 333-160636) on Form S-8 of BHP Billiton Limited of our reports dated 23 September 2015, with respect to the consolidated balance sheet of the BHP Billiton Group (comprising BHP Billiton Plc, BHP Billiton Limited and their respective subsidiaries) as of 30 June 2015 and 30 June 2014, and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement for the years then ended, and the effectiveness of internal control over financial reporting as of 30 June 2015, which reports appear in the 30 June 2015 Annual Report on Form 20-F of the BHP Billiton Group.

Our reports refer to our audit of the adjustments that were applied to restate the 2014 and 2013 consolidated financial statements, as more fully described in note 43 to the consolidated financial statements. However, KPMG LLP was not engaged to audit, review, or apply any procedures to the 2013 consolidated financial statements other than with respect to such adjustments.

/s/ KPMG LLP	/s/ KPMG
KPMG LLP	KPMG
London, United Kingdom	Melbourne, Australia
23 September 2015	23 September 2015

Consent of Independent Registered Public Accounting Firms

The Board of Directors of BHP Billiton Limited and BHP Billiton Plc:

We consent to the incorporation by reference in the registration statement (No. 333-206983) on Form F-3 of BHP Billiton Finance (USA) Limited and the registration statements (Nos. 333-100496, 333-141531 and 333-160636) on Form S-8 of BHP Billiton Limited of our report dated 25 September 2013, with respect to the consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement for the year ended 30 June 2013 of the BHP Billiton Group (comprising BHP Billiton Plc, BHP Billiton Limited and their respective subsidiaries), which report appears in the 30 June 2015 Annual Report on Form 20-F of the BHP Billiton Group.

Our report dated 25 September 2013 contains an emphasis of matter paragraph that states that KPMG Audit Plc were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the changes in accounting described in note 43, and in note 37 of the 2014 financial statements. Our report contains an emphasis of matter paragraph that states we did not audit the retrospective accounting adjustments described in note 43, and in note 37 of the 2014 financial statements.

/s/ KPMG Audit Plc	/s/ KPMG
KPMG Audit Plc	KPMG
London, United Kingdom	Melbourne, Australia
23 September 2015	23 September 2015